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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements listed below of Exide Electronics Group, Inc. of our report dated March 15, 1996, relating to the combined/consolidated financial statements of Deltec Power Systems, Inc., which appears in the Current Report on Form 8-K/A of Exide Electronics Group, Inc. dated July 9, 1996.

           1.  Registration Statement on Form S-3 (Registration No. 33-63969)

           2.  Registration Statement on Form S-3 (Registration No. 33-64818)

           3.  Registration Statement on Form S-3 (Registration No. 33-88466)

           4.  Registration Statement on Form S-8 (Registration No. 33-35202)

           5.  Registration Statement on Form S-8 (Registration No. 33-39310)

           6.  Registration Statement on Form S-8 (Registration No. 33-39311)

           7.  Registration Statement on Form S-8 (Registration No. 33-63971)

           8.  Registration Statement on Form S-8 (Registration No. 33-63973)

           9.  Registration Statement on Form S-8 (Registration No. 33-64121)

          10.  Registration Statement on Form S-4 (Registration No. 333-2471)

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
July 9, 1996